UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   April 25, 2006

                           MAUI GENERAL STORE, INC.
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            (Exact Name of Registrant as Specified in its Charter)


     New York                      0-25319                84-1275578
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  (State of Incorporation)     (Commission File          (IRS Employer
                                Number)                   Identification No.)

   19321 U.S. Highway 19 North, Building C, Suite 320, Clearwater, FL 33764
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                   (Address of Principal Executive Offices)

                               (727) 536-7900
                       -----------------------------
                       Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 25, 2006 the Registrant's Board terminated M. Peter Carey III from his position as the President and Chief Financial Officer of Maui General Store, Inc. On the same date, the Board appointed Cristian Ivanescu to serve as the President. Mr. Ivanescu will be employed on a part-time basis, on terms of compensation that remain to be negotiated. The Board also named Christopher Parshad as Chief Financial Officer. Mr. Parshad has served as Treasurer of Maui General Store since February 2006.

Since 2003 Cristian Ivanescu has been engaged as a management advisor and interim officer in a number of privately-held ventures. In that period Mr. Ivanescu served for two years as Chief Executive Officer of US Basalt Inc., until that company was sold. He also served for several months each as the senior financial officer of PTG Inc. and of Controlled Semiconductor, Inc. while those entities were arranging their financial affairs. From 1995 until 2003 Mr. Ivanescu served in senior management of Graphco Holdings, Inc., a publicly-held company engaged in developing advanced technology for surveil-lance and law enforcement. Mr. Ivanescu held the office of President of Graphco from 1995 to 1998, Chief Executive Officer from 1998 to 2001, and Chairman from 2001 to 2003. During that period Graphco obtained its initial
and secondary financing and introduced its products to the market.   Mr.
Ivanescu holds two Bachelors degrees in engineering from the Polytechnics Institute of Bucharest, Romania. He is 51 years old.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MAUI GENERAL STORE, INC.


Dated: May 1, 2006                    By: /s/ Cristian Ivanescu
                                      ----------------------------
                                      Christian Ivanescu
                                      President